                                                                     EX-25.2
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                                       ---------------


                      FIRST INTERSTATE BANK OF CALIFORNIA
              (Exact name of trustee as specified in its charter)

          California                                         95-0593085
(Jurisdiction of Incorporation                            (I.R.S. Employer
       or organization                                   Identification No.)
 if not a U.S. national bank)

             707 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90017
             (Address of principal executive offices)   (Zip Code)

         T. William Opdyke, Esq., Sheppard, Mullin, Richter & Hampton
       333 South Hope Street, Forty-Eighth Floor, Los Angeles, CA 90071
                                (213) 620-1780
           (Name address and telephone number of agent for service)


           MELLON FINANCIAL COMPANY          MELLON BANK CORPORATION
              (Exact name of obligor as specified in its charter)
         Pennsylvania                              25-1387025         25-1233834
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)

   One Mellon Bank Center, 500 Grant Street, Pittsburgh, Pennsylvania 15258
             (Address of principal executive offices)   (Zip Code)

                         SUBORDINATED DEBT SECURITIES
                      (Title of the indenture securities)

                                   FORM T-1
                                   --------

Item 1.    GENERAL INFORMATION. Furnish the following information as to the
           Trustee:

           (a) Name and address of each examining or supervising authority to which it is subject.

               STATE BANKING DEPARTMENT
               235 Montgomery Street, San Francisco, California 94104

               FEDERAL RESERVE BANK OF SAN FRANCISCO
               101 Market Street, San Francisco, California 94105

               FEDERAL DEPOSIT INSURANCE CORPORATION
               Washington, D.C. 20429

           (b) Whether it is authorized to exercise corporate trust powers.

               Trustee is authorized to exercise corporate trust powers.

Item 2. AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

       No such affiliation.

Item 3 through Item 15.  Not applicable.

Item 16.   LIST OF EXHIBITS.

   *EXHIBIT 1.   A copy of the Restated Articles of Incorporation of the Trustee
       as presently in effect (incorporated by reference to Exhibit T-1A on Form T-1, Securities and Exchange Commission File No. 2-91947).

   *EXHIBIT 2.   A copy of the certificate of the Superintendent of Banks, State of California, authorizing First Interstate bank of California to commence business of banking (incorporated by reference to Exhibit T-1a(b) on Form T-1, Securities and Exchange Commission File No. 2-41187).

   *EXHIBIT 3.   A copy of the certificate of the Superintendent of Banks, State of California, authorizing First Interstate Bank of California to transact trust banking business (incorporated by reference to Exhibit T-1A(b) on Form T-1, Securities and Exchange Commission File No. 2-41187).

                 A copy of the Certificate as to Merger of First Western Bank and Trust Company, San Francisco, California, into California Bank, Los Angeles, California (United California Bank after said Merger), and as to Purchase by First Western Bank and Trust Company, Los Angeles, California (New Bank) from said United California Bank of the Business of Certain Branches of the Former First Western Bank and Trust Company, San Francisco, California (incorporated by reference to Exhibit T-1A(c) on Form T-1, Securities and Exchange Commission File No. 2-41187).

    EXHIBIT 4.   The By-Laws of the Trustee as presently in effect.

   *EXHIBIT 6.   The consent of the Trustee required by Section 321(b) of the
       Trust Indenture Act of 1939 (incorporated by reference to Exhibit 6 on Form T-1, Securities and Exchange Commission File No. 2-41187).

    EXHIBIT 7. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

 * Exhibits thus designated are incorporated herein by reference. These exhibits were previously filed by the Trustee with the Securities and Exchange Commission and are incorporated with the same respective designations in this statement by specific reference thereto.

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, First Interstate Bank of California, a corporation organized and existing under the laws of the state of California, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California, on August 23, 1995.



                      FIRST INTERSTATE BANK OF CALIFORNIA



                      By: /s/ Yona Binder
                          -------------------------------
                          Yona Binder
                          Vice President

                                                                       Exhibit 4

                                    BY-LAWS
                                      OF
                      FIRST INTERSTATE BANK OF CALIFORNIA

                                   ARTICLE I
                           MEETINGS OF SHAREHOLDERS

Section 1.  SHAREHOLDERS' ANNUAL MEETING:  Annual meetings of Shareholders shall
----------------------------------------
be held at the First Interstate World Center, 633 West Fifth Street, Los Angeles, California, or at such other California location as the shareholders or this Board shall direct. Annual meetings shall take place at one-fifteen on the third Monday in April of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday.

Section 2. NOTICE OF SHAREHOLDERS' ANNUAL MEETING:  The notice of the annual
-------------------------------------------------
meeting of the Shareholders shall be given by the Secretary, or in the event of his absence, refusal or failure to act, by an Assistant Secretary, or a Secretary Pro Tem appointed for that purpose by the Chairman of the Board, the President, or by any Vice President, or by the Executive Committee. Said notice shall be given in the manner and for the time required by law.

Section 3. SPECIAL SHAREHOLDERS' MEETINGS:  Special meetings of the shareholders
-----------------------------------------
shall be held at the principal executive office of the Corporation and may be called by order of the Chairman of the Board, the President, or by the Board of Directors, or at the request of the holders at the meeting which represent not less than one-tenth in amount of the shares of the capital stock of the Corporation issued and outstanding. Notice of special meetings of the shareholders shall be given by the Secretary, or in the case of his absence, refusal, or failure to act, by an Assistant Secretary, or Secretary Pro Tem appointed for that purpose by the Chairman of the Board, the President, or by any Vice President, or by the Executive Committee; such notice shall be given by mailing through the United States mails, postage prepaid, a written or printed notice thereof stating the time, place and general nature of the business to be transacted at the meeting, addressed to each shareholder of record entitled to vote at such meeting at the address of such shareholder appearing on the books of the Corporation, or given by the shareholder to the Corporation for the purpose of notice, or if no such address appears or is given, at the place where the principal executive office of the Corporation is located. Said notice shall be mailed by placing the same in any regular place of deposit for United States mail not less than ten (10) nor more than sixty (60) days before the day on which the meeting is to be held.

Section 4. ADJOURNMENT OF SHAREHOLDERS' MEETINGS:  Any meeting of the
------------------------------------------------
shareholders may be adjourned from time to time by the vote of a majority of the shares, the Sholders of which are either present in person or represented by proxy.

                                  ARTICLE II
                             MEETINGS OF DIRECTORS

Section 1.  ANNUAL MEETING:  The Board of Directors shall meet for the purpose
--------------------------
of organization, the election of officers, and the transaction of other business, immediately after each annual election of directors on the same day on which the shareholders' meeting at which they have been elected has been held. Notice of such meeting need not be given.

Section 2. REGULAR MEETINGS OF DIRECTORS:  The regular meetings of the Board
----------------------------------------
shall be held at least once each calendar quarter at such hour and on such day during such month as shall from time to time be fixed by standing resolution of the Board, except during the month of April when the annual meeting shall constitute the regular meeting and shall be held immediately after the annual election of directors. In the event that the day fixed for a regular meeting of directors shall fall on a legal holiday, then such regular meeting shall be held at the same hour upon such day as the Board of Directors may previously designate by resolution, and if no such day be designated, the said meeting shall be held on the next succeeding day not a holiday. No notice of regular meetings of directors is required.

Section 3. SPECIAL MEETINGS OF THE DIRECTORS:  Special meetings of the Board may
--------------------------------------------
be called by the Chairman of the Board, the President, the Secretary or any two
(2) directors. Notice of special meetings of the Board shall state the time and place of the meeting but need not state the purpose thereof. Such notice may be in writing and shall be sufficient if given by United States mail, telegraph, personal service or by telephone; if by mail then the notice shall be deposited, postage prepaid, in any regular place of deposit for United States mail in the City of Los Angeles at least four (4) days before the time of the meeting, addressed to the director at his last post office address as known to the officer giving the notice; if by telegraph then the telegram containing the notice shall be delivered to a telegraph office in the City of Los Angeles, transmission charges prepaid, at least twenty-four (24) hours before the time of the meeting, addressed to the director at his last post office address as known to the officer giving the notice; if by personal service or by telephonic means at least twenty-four (24) hours before the time of the meeting. A record of such notice, by whom given and the manner in which given shall be entered upon the minutes of any special meeting of the Board, and the said minutes on being read and approved at any subsequent meeting of the Board shall be presumptive upon the question of service. The attendance of any director at any meeting of the Board, without protest of lack of notice to him, either prior to or at the commencement of the meeting shall constitute a waiver of any such notice. A director may execute a waiver of notice of any meeting of the Board either before or after such meeting.

Section 4. PLACE AND TIME OF MEETINGS OF DIRECTORS:  Regular meetings of the
--------------------------------------------------
Board shall be held without call or notice at such time and place as shall from time to time be fixed by standing resolution of the Board. Special meetings of the Board shall be held at the time and place stated in the notice of such meeting.

Section 5.  ACTION WITHOUT MEETING:  Any action by the Board may be taken
----------------------------------
without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board.

Section 6.  TELEPHONIC MEETINGS:  A meeting of the Board of Directors or of any
-------------------------------
Committee thereof may be held through the use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in such a meeting shall constitute presence at such meeting.

                                  ARTICLE III
                                   DIRECTORS

Section 1.  Wherever in these By-Laws the term "BOARD" is used, the same is
---------
intended to designate the Board of Directors of the Corporation. Subject to limitations of the Articles of Incorporation, of these By-Laws, of the California General Corporation Law, and of the California Financial Code as to action to be authorized or approved by the shareholders, and subject to the duties of Directors as prescribed by these By-Laws, all corporate powers shall be exercised by or subject to the direction of, and business and affairs of the Corporation shall be managed by or under the direction of, the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board shall have the following powers:

  a. To control the election, the appointment, the authority, responsibility and the qualifications of all persons in charge of the business and the affairs of the Corporation.

  b. To cause to be kept a record of all their meetings and proceedings and of all the meetings of the shareholders, and to cause to be presented at the annual meeting of the shareholders a statement showing the assets and liabilities of the Corporation.

  c. To require from the officers and from other persons in charge of the business and affairs of the Corporation respectively, such bond or security as it may see fit for the faithful performance of their duties.

  d. To appoint such committees and members thereof as it may deem proper and to define the powers and duties of such committees, and to determine their compensation.

  e. Make any distribution to its shareholders at a rate or in a periodic amount or within a price range as it may deem proper and in a manner provided by law.

  f. To cause to be issued to the shareholders, in proportion to their several interests, certificates of stock not to exceed in the aggregate the authorized capital.


  g. To fix by general and uniform resolution or resolutions the compensation of each director for serving as director and to make such changes therein from time to time as it may deem proper.

Section 2.  The authorized number of Directors of this Corporation shall not be
---------
less than eight (8) nor more than fifteen (15). The exact number of Directors shall be fixed, within these limits, by approval of the Board of Directors or the Shareholders, within the limits and in the manner prescribed by law.

                                  ARTICLE IV
                                   OFFICERS

Section 1.  NUMBER AND TITLES:  The Corporation shall have (a) a Chairman of the
-----------------------------
Board, (b) a President, and (c) a Secretary. The Corporation may also have one or more Vice Chairmen, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Cashiers, one or more Assistant Secretaries, a General Counsel, one or more Assistant General Counsel, one or more Managing Counsel, one or more Senior Counsel, one or more Counsel, one of more Assistant Counsel, two or more Trust Officers of whom one or more may be designated Senior Trust Officer, a General Auditor, one or more Audit Officers, a Chief Financial Officer, a Comptroller, one or more Financial Analysis Officers, one or more Accounting Officers, one or more Managers, one or more Assistant Managers, one or more Operations Officers, one or more Corporate Banking Officers, one or more Banking Officers, and one or more International Banking Officers.

There may also be such other officers as may from time to time be designated by resolution of the Board of Directors.

Section 2. APPOINTMENT AND TERM OF OFFICE:  The Chairman of the Board, the
-----------------------------------------
President, the Vice Chairmen, the Executive Vice Presidents, the Senior Vice Presidents, the Secretary, the General Counsel, the Assistant General Counsel, the Senior Trust Officers, the General Auditor, the Chief Financial Officer and the Comptroller shall be chosen by the Board at the first meeting after the election of the Board and shall hold office at the pleasure of the Board. The Board may also appoint such officers from time to time at any regular or special meeting of the Board. All other officers designated by resolution of the Board as provided in Section 1, may be appointed by the Chairman of the Board or the President. All persons authorized to sign on behalf of the Corporation, other than officers, may be appointed by the Chairman of the Board, or the President.

Section 3.  CHAIRMAN OF THE BOARD:  The Chairman of the Board shall preside at
---------------------------------
all meetings of the shareholders and all meetings of the Board and of the Executive Committee. He shall be the chief executive officer of the Corporation with general executive supervision of its business and affairs. He shall act as Chairman of all committees of which he is a member, except as may be provided in the resolution or order appointing such committee or committees.

In the absence or disability of the Chairman of the Board, the following officers in the following order shall act in his stead: the President, an officer designated by the Chairman of the Board, an officer designated by the Board of Directors or Executive Committee. In the absence or disability of the Chairman of the Board, the President, and all officers so designated, if any, the Board of Directors shall elect a temporary Chairman of the Board to act during such absence or disability of said officers. The Chairman of the Board shall at all times have on file with the Secretary his written designation of the officer from time to time so designated by him to act as the chief executive officer in his absence or disability and in the absence or disability of the President.

Section 4.  PRESIDENT:  The President shall have such powers and duties as may
---------------------
be prescribed by these By-Laws, the Board, the Executive Committee or the Chairman of the Board. Subject to the authority of the Chairman of the Board, the President shall have general executive supervision of the business and affairs of the Corporation and shall be senior in authority to all officers other than the Chairman of the Board. In the absence or disability of the Chairman of the Board, the President shall exercise the powers and perform the duties of the Chairman of the Board.

Section 5.  VICE CHAIRMEN:  The Vice Chairmen shall perform the duties imposed
-------------------------
upon them by the By-Laws, the Board of Directors, the Executive Committee, the Chairman of the Board or the President.

Section 6.  EXECUTIVE VICE PRESIDENTS:  The Executive Vice Presidents shall
-------------------------------------
perform the duties imposed upon them by the By-Laws, the Board, the Executive Committee, the Chairman of the Board or the President.

Section 7.  SENIOR VICE PRESIDENTS:  The Senior Vice Presidents shall perform
----------------------------------
the duties imposed upon them by the By-Laws, the Board, the Executive Committee, the Chairman of the Board or the President.

Section 8.  SECRETARY:  The Secretary shall keep full and complete minutes of
---------------------
each meeting of the Board, of the Executive Committee and of the shareholders and give notice, as required, of all such meetings. He shall maintain custody of and keep such other records of the Corporation as are required by the Board and, generally, perform all duties which pertain to his office and which are required by the Board.

Section 9.  GENERAL AUDITOR:  The General Auditor shall be responsible to the
---------------------------
Board, through the Audit Committee, for the systems of internal audit and for testing and evaluating the systems of protective controls. The office of the General Auditor shall make such examinations and reports as the General Auditor deems advisable or as may be required by the Audit Committee. The General Auditor shall have the duty to report to the Chairman of the Board on all matters concerning which the General Auditor deems advisable or which the Chairman of the Board may request and shall perform such other duties as the Chairman of the Board may prescribe. Additionally, the General Auditor shall have the duty of reporting independently of all officers of the Corporation to the Audit Committee at least quarterly on all matters concerning which the General Auditor deems advisable or which the Audit Committee may request.

Section 10.  CHIEF FINANCIAL OFFICER:  The Chief Financial Officer shall keep
------------------------------------
and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. He shall be responsible for all the money, funds and valuables belonging to the Corporation. He shall deposit all money and other valuables in the name of and to the credit of the Corporation with such depositories as are authorized by law. He shall render to the Chairman of the Board, the President and Board, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as are prescribed by the Board, the Executive Committee, the By-Laws, the Chairman of the Board or the President.

Section 11.  OTHER OFFICERS:  Each other officer shall have such authority and
---------------------------
perform such duties as are prescribed by the By-Laws, the Board, the Executive Committee, the Chairman of the Board or the President.



                                   ARTICLE V
                     COMMITTEES OF THE BOARD OF DIRECTORS

Section 1.  EXECUTIVE COMMITTEE:  There shall be an Executive Committee
-------------------------------
consisting of the Chairman of the Board, the President and at least three non-officer directors to be appointed for respective terms to be fixed by the Board. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The Board may from time to time appoint an additional director or directors as an alternate member or members of the Committee to serve only at a meeting if there otherwise may not be a quorum present at such meeting. The alternate member or members so appointed shall act in the place and stead of any regular member or members who may be absent from such meeting.

 The Executive Committee shall have all of the powers and authority of the Board in the management of the business and affairs of the Corporation during the intervals between meetings of the Board, except the power to declare dividends and to adopt, amend or repeal By-Laws or as otherwise prohibited by law. The Executive Committee may establish and appoint such other committees not otherwise provided for by these By-Laws or the Board of Directors as it may deem advisable and may prescribe the powers and duties of such committees.

The Chairman of the Board or a member of the Committee designated by the Chairman of the Board, shall preside over meetings of the Committee. Meetings of the Committee may be held at the call of the Chairman of the Board or the President or any two other members of the Committee at the time and place stated in the notice of such meeting.

The transactions of any meetings of the Executive Committee however called or noticed or wherever held shall be as valid as though had at a meeting duly held after the regular call and notice, if a quorum be present and if, either before or after the meeting each of the members of the Committee not present sign a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the records of the Committee or made a part of the minutes of the meeting.

Section 2.  OTHER COMMITTEES:  The Board of Directors may designate one or more
----------------------------
committees from time to time, each consisting of two or more directors to serve at the pleasure of the Board. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors shall have all the authority of the Board, except with respect to:

  a. The approval of any action for which shareholder approval is also required.

  b.    The filling of vacancies on the Board or in any Committee.

  c. The fixing of compensation of the directors for serving on the Board or on any committee.

  d.    The amendment or repeal of By-Laws or the adoption of new By-Laws.

  e. The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable.

  f.    A distribution to the shareholders of the corporation as defined in
        Section 166 of the California Corporations Code, except at a rate or in a periodic amount or within a price range determined by the Board.

  g.    The appointment of other committees of the Board or the members thereof.

  h.    The approval of any action for which the entire Board is required.

                                  ARTICLE VI
             INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

(a)  Indemnification of Directors, Officers and Employees.  Each person who was
---------------------------------------------------------
or is a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the Corporation, or of any predecessor corporation, or is or was serving at the request of the Corporation as a director, officer, employee or other agent of another corporation or of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent permissible under California law and the Corporation's Articles of Incorporation, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing, the Corporation shall indemnify any such person in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding in advance of final disposition to the fullest extent permitted by law; provided, however, that the payment under this Article of such expenses in advance of the final disposition of a proceeding may be conditioned upon the delivery to the Corporation of such undertakings by or on behalf of such director, officer or employee to repay all amounts so advanced as may be required or permitted by law.

(b)  Exclusions.  Notwithstanding the foregoing or any other provisions under
---------------
this Article, the Corporation shall not be liable under this Article to indemnify a director, officer or employee against, or make any advances or other payments in connection with, any proceeding against a director, officer or employee based upon, arising out of, resulting from, relating to or in consequence of (1) transactions or activities in which such person gained or sought to gain, any improper personal profit or advantage, or (2) the intentional misconduct of such person which such person knew, or reasonably should have known, would violate the law or any policy of the Corporation or (3) the knowing fraud or deliberately dishonest actions of such person.

(c)  Successful Defense.  To the extent that a director, officer or employee has
-----------------------
been successful on the merits in defense of any proceeding referred to in paragraph (a) or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

(d)  Non-Exclusivity of Rights.  The right to indemnification provided by this
------------------------------
Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, by-law, agreement, vote of shareholders or disinterested directors, or otherwise.

                                  ARTICLE VII
                             CERTIFICATE OF STOCK

Certificates for shares of the capital stock of the Corporation shall be of such form as the Board may prescribe and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, or be authenticated by facsimiles of the signatures of the President and the Secretary, or by a facsimile of the signature of the President and the written signature of the Secretary or an Assistant Secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk, and be registered by an incorporated bank or trust company as registrar of transfers, before issuance.


                                 ARTICLE VIII
                               TRANSFER OF STOCK

Section 1.  Shares of the capital stock of the Corporation may be transferred by
---------
the holders thereof, or by attorney legally constituted, or by their legal representatives, by endorsement on the certificates of stock, but no such transfer shall be valid until the certificate is surrendered and acknowledgment made on the books of the Corporation.

Section 2.  No new certificates shall be issued for the surrendered certificates
---------
unless the surrendered certificates have been duly canceled. If a certificate shall be lost or destroyed, the Board or the Executive Committee may order a new certificate in lieu thereof issued upon such guaranty or indemnity of the person claiming the same as the Board or the Executive Committee may deem proper and satisfactory.

Section 3.  The Board may fix a time in the future as a record date for the
---------
determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares. The record date so fixed shall be not more than sixty (60) nor less than ten (10) days prior to the date of the meeting or event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date. At any meeting of shareholders as to which the Board has not fixed a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, only shareholders of record at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held shall be entitled to vote thereat.

                                  ARTICLE IX
                                   DEPOSITS

Section 1.  All deposits made by the shareholders shall be entitled to the same
---------
rights, privileges and benefits as those of other depositors.

                                   ARTICLE X
                                     SEAL

Section 1.  The seal of the Corporation shall be in such form as the Board may
---------
prescribe. In the execution on behalf of this Corporation of any instrument, document, writing, notice or paper it shall not be necessary to affix the corporate seal of this Corporation thereon, and any such instrument, document, writing, notice or paper when executed without said seal affixed thereon shall be of the same force and effect and as binding on this Corporation as if said
corporate seal had been affixed thereon in each instance.   Said seal, if
required, may be affixed, imprinted or reproduced by facsimile on any instrument or document, including certificates for shares of the stock of this Corporation.

                                  ARTICLE XI
                             AMENDMENT TO BY-LAWS

Section 1.  Subject to the right of shareholders to adopt, amend or repeal By-
---------
Laws, as provided in Section 211 of the Corporations Code of California, By-Laws may be adopted, amended or repealed by the Board, except that a By-Law or amendment thereof changing the authorized number of directors may be adopted, amended or repealed by the Board only pursuant to Section 212 of said Corporations Code.

I, Yona Binder, Vice President of FIRST INTERSTATE BANK OF CALIFORNIA, a California corporation, hereby certify that the foregoing eleven (11) articles represent a full, true and correct copy of the Code of By-Laws of First Interstate Bank of California as amended, and that the same is in full force and effect as of April 26, 1994.

WITNESS my hand and the seal of said Corporation this 23rd day of August, 1995


                                /s/ Yona Binder
                                ---------------
                                Vice President
                                      of
                      FIRST INTERSTATE BANK OF CALIFORNIA







BYLAWS

                                                           Exhibit 7

                               Board of Governors of the Federal Reserve System QMB Number: 7100-0036

                               Federal Deposit Insurance Corporation
                               QMB Number: 3064-0052

                               Office of the Comptroller of the Currency
                               QMB Number: 1557-0041

                               Expires July 31, 1995

Federal Financial Institutions Examination Council
--------------------------------------------------------------------------------

                                                                     [1]
                               Please refer to page i,
                               Table of Contents, for
                               the required disclosure
                               of estimated burden.

--------------------------------------------------------------------------------


Consolidated Reports of Condition and Income for A Bank With Domestic and Foreign Offices--FFIEC 031

Report at the close of business March 31, 1995       (950331)
                                                     --------
                                                    (RCRI 9999)

This report is required by law: 12 U.S.C. (section)324 (state member banks); 12 U.S.C. (section)1817 (State nonmember banks); and 12 U.S.C. (section)161 (National banks).

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

--------------------------------------------------------------------------------

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National banks.

I, Roger H. Molvar
   Senior Vice President & Comptroller
   ---------------------------------------------------
   Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

/s/ Roger H. Molvar
------------------------------------------------------
Signature of Officer Authorized to Sign Report


April 28, 1995
------------------------------------------------------
Date of Signature


The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions. NOTE: These instructions may in some cases differ from generally accepted accounting principles.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/ Bruce G. Willison
------------------------------------------------------
Director (Trustee)

/s/ Ivan J. Houston
------------------------------------------------------
Director (Trustee)

/s/ William ?. Siart
------------------------------------------------------
Director (Trustee)


--------------------------------------------------------------------------------
For Banks Submitting Hard Copy Report Forms:


State Member Banks: Return the original and one copy to the appropriate Federal Reserve District Bank.

State Nonmember Banks: Return the original only in the special return address envelope return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

National Banks: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

--------------------------------------------------------------------------------

FDIC Certificate Number /  /  /  /  /  /
                        -- -- -- -- --
                          (RCN 3060)

                                        FIRST INTERSTATE BANK CA
                                        1200 W. 7TH ST., G-9-35
                                        LOS ANGELES CA 90017
                                        L060755000 120607550000 01226       31


Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

First Interstate Bank of California      Call Date:  03/31/95      ST-BK:  66-6      FFIEC  031
1200 W. 7th St.                          Vendor ID:  D             CERT:  01226      Page RC-  1
Los Angeles, CA  90017

Transit Number:  12200021                                                     11

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

                                                                                                                C400 (-
                                                                                             Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------

Assets
 1. Cash and balances due from depository institutions (from Schedule RC-A):             RCFD
                                                                                         ----
     a. Noninterest-bearing balances and currency and coin(1)                            0081....       3,148,682   1.a
                                                             --------------------------
     b. Interest-bearing balances(2)                                                     0071....          25,960   1.b
                                    ---------------------------------------------------
 2. Securities
     a. Held-to-maturity securities (from Schedule RC-B, column A)                       1754....       5,875,376   2.a
                                                                  ---------------------
     b. Available-for-sale securities(from Schedule RC-B, column D)                      1773....          63,831   2.b
                                                                   --------------------

 3. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
     a. Federal funds sold                                                               0276....       1,565,150   3.a
                          -------------------------------------------------------------
     b. Securities purchased under agreements to resell                                  0277....               0   3.b
                                                       --------------------------------

 4. Loans and Lease financing receivables:
                                                              RCFD
     a. Loans and leases, net of unearned income              ----
        (from Schedule RC-C)                                  2122....  14,514,192       ........................   4.a
                            --------------------------------
     b. LESS:  Allowance for loans and lease losses           3123....     444,436       ........................   4.b
                                                  ----------
     c. LESS:  Allocated transfer risk reserve                3128....           0       ........................   4.c
                                              --------------
     d. Loans and leases, net of unearned income,
        allowance, and reserve (item 4.a minus 4.b and 4.c)                              2125....      14,069,756   4.d
                                                           ----------------------------

 5. Trading assets (from Schedule RC-D)                                                  3545....           2,182   5.
                                       ------------------------------------------------

 6. Premises and fixed assets (including capitalized leases)                             2145....         406,481   6.
                                                            ---------------------------

 7. Other real estate owned (from Schedule RC-M)                                         2150....          57,247   7.
                                                ---------------------------------------

 8. Investments in unconsolidated subsidiaries and associated companies
     (from Schedule RC-M)                                                                2130....          12,204   8.
                         --------------------------------------------------------------

 9. Customers' liability to this bank on acceptances outstanding                         2155....          10,125   9.
                                                                 ----------------------

10. Intangible assets (from Schedule RC-M)                                               2143....         376,104   10.
                                          ---------------------------------------------

11. Other assets (from Schedule RC-F)                                                    2160....         482,361   11.
                                     --------------------------------------------------

12. Total assets (sum of items 1 through 11)                                             2170....      26,095,459   12.
                                            -------------------------------------------

--------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

First Interstate Bank of California      Call Date:  03/31/95      ST-BK:  66-6      FFIEC 031
1200 W. 7th St.                          Vendor ID:  D             CERT:  01226      Page RC- 2
Los Angeles, CA  90017

Transit Number:  12200021                                                     12

Schedule RC - Continued

                                                                                             Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------

LIABILITIES
13. Deposits:
                                                                                         RCON
     a. In domestic offices (sum of totals of columns A and C                            ----
        from Schedule RC-E, Part I)                                                      2200....      20,732,183   13.a
                                   ----------------------------------------------------
        (1) Noninterest-bearing (1)                           6631....   8,268,476       ........................   13.a.1
                                  --------------------------
        (2) Interest-bearing                                  6636....  12,463,707       ........................   13.a.2
                            --------------------------------
                                                                                         RCFN
     b. In foreign offices, Edge and Agreement subsidiaries, and                         ----
        IBFs (from Schedule RC-E, part II)                                               2200....         230,354   13.b
                                          --------------------------------------------
        (1) Noninterest-bearing                               6631....        0          .........................  13.b.1
                               -----------------------------
        (2) Interest-bearing                                  6636....  230,354          .........................  13.b.2
                            --------------------------------
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
                                                                                         RCFD
                                                                                         ----
    a. Federal funds purchased                                                           0278....       2,338,979   14.a
                              --------------------------------------------------------
    b. Securities sold under agreements to repurchase                                    0279....         353,572   14.b
                                                     ---------------------------------

                                                                                         RCON
15. a. Demand notes issued to the U.S. Treasury                                          2840....               0   15.a
                                                --------------------------------------

                                                                                         RCFD
                                                                                         ----
    b. Trading liabilities (from Schedule RC-D)                                          3548....               0   15.b
                                                --------------------------------------
16. Other borrowed money:
    a. With original maturity of one year or less                                        2332....           3,990   16.a
                                                 -------------------------------------
    b. With original maturity of more than one year                                      2333....               0   16.b
                                                   -----------------------------------
17. Mortgage indebtedness and obligations under capitalized leases                       2910....          89,139   17.
                                                                  --------------------
18. Bank's liability on acceptances executed and outstanding                             2920....          10,125   18.
                                                            --------------------------
19. Subordinated notes and debentures                                                    3200....          75,000   19.
                                     -------------------------------------------------
20. Other liabilities (from Schedule RC-G)                                               2930....         288,715   20.
                                          --------------------------------------------
21. Total liabilities (sum of items 13 through 20)                                       2948....      24,122,057   21.
                                                  ------------------------------------
22. Limited-life preferred stock and related surplus                                     3282....               0   22.
                                                    ----------------------------------

EQUITY CAPITAL                                                                           RCFD
                                                                                         ----
23. Perpetual preferred stock and related surplus                                        3838....               0   23.
                                                 --------------------------------------
24. Common stock                                                                         3230....         428,182   24.
                -----------------------------------------------------------------------
25. Surplus (excluded all surplus related to preferred stock)                            3839....         664,694   25.
                                                             --------------------------
26. a. Undivided profits and capital reserves                                            3632....         879,750   26.a
                                              -----------------------------------------
    b. Net unrealized holding gains (losses) on available-for-sale
       securities                                                                        8434....             776   26.b
                 ----------------------------------------------------------------------
27. Cumulative foreign currency translation adjustments                                  3284....               0   27.
                                                       --------------------------------
28. Total equity capital (sum of items 23 through 27)                                    3210....       1,973,402   28.
                                                     ----------------------------------
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)                                                3300....      26,095,459   29.
                                         ----------------------------------------------

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the
   statement below that best describes the most                                          RCFD            Number
   comprehensive level of auditing work performed for the bank                           ----            ------
   by independent external auditors as of any date during 1994                           6724....               2   M.1
                                                               ------------------------

1=Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2=Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3=Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4=Director's examination of the bank performed by other external auditors (may be required by state chartering authority)

5=Review of the bank's financial statements by external auditors

6=Compilation of the bank's financial statements by external auditors

7=Other audit procedures (excluding tax preparation work)

8=No External audit work
_____________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.